EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 (and the related prospectus) of our report dated March 21, 2001 relating to the consolidated financial statements of Maxcor Financial Group Inc., which report appears on page F-3 of Maxcor Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

New York, NY
August  17, 2001